Exhibit 10.54

SOLICITATION/CONTRACT/ORDER FOR COMMERICAL ITEMS Offeror to complete blocks 12,17, 23, 24, & 30			1. REQUISITION NUMBER	PAGE 1 OF 35

2. CONTRACT NO. HHSO100200500008C	3. AWARD/EFFECTIVE DATE	4. ORDER NUMBER	5. SOLICITATION NUMBER Awarded under RFP-DHHS-ORDC- DDA-05-10	6. SOLICITATION ISSUE DATE 10/07/2005

7. FOR SOLICITATION	A. NAME		B. TELEPHONE (No Collect Calls)	8. OFFER DUE DATE/ LOCAL TIME
INFORMATION CALL	Darrick A. Early		202-205-5668

9. ISSUED BY	CODE	10. THIS ACQUISITION IS ☒ UNRESTRICTED ☐ SET-ASIDE: %FOR ☐ SMALL BUSINESS ☐ SMALL DISADV. BUSINSESS ☐ 8(A) NAICS: 325412 SIZE STANDARD: 750	11. DELIVERY FOR FOB DESTINATION UNLESS BLOCK IS MARKED ☐ SEE SCHEDULE	12. DISCOUNT TERMS
HHS/OPHEP/ORDC HUBERT H HUMPHREY BUILDING 200 INDEPENDENCE AVE, RM 636G WASHINGTON DC 20201 Attention: David K. Beck			☐ 13a. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)
13b. RATING
14. METHOD OF SOLICITATION ☐ RFQ ☐ IFB ☒ RFP

15. DELIVER TO:	CODE	16. ADMINSTERED BY	CODE

SEE SOW FOR DELIVERY INFORMATION		SEE BLOCK 9

17a. CONTRACTOR/OFFEROR CODE	FACILITY	18a. PAYMENT WILL BE MADE BY	CODE

Akorn, Inc. 2500 Milbrook Road Buffalo Grove, IL 60089		SEE BLOCK 9

TELEPHONE:		EFT: T
☐ 17b. CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER		18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a UNLESS BLOCK BELOW IS CHECKED: ☐ SEE ADDENDUM

19. ITEM NO,	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT
	TITLE: Acquisition of Ca DTPA & Zn DTPA (Calcium and Zinc Diethylenetriaminepentaacetate) to support a public health emergency response to a radiological or nuclear event			SEE PAGE 2 FOR SCHEDULE

(Attach Continuation Sheet as Necessary)
	25. ACCOUNTING AND APPROPRIATION DATA			26.TOTAL AWARD AMOUNT (For Govt. Use Only)
	See Section G.1			$21,930,000.00
☒ 27a. SOLICITATIONS INCORPORATE BY REFERENCE FAR 52.212-1, 52.212-4. FAR 52.212-3 AND 52.212-5 ARE ATTACHED. ADDENDA ☒ ARE ☐ ARE NOT ATTACHED.
☐ 27b. CONTRACTS/PURCHASE ORDERS INCORPORATE BY REFERENCE FAR 52.212-4. FAR 52.212-5 IS ATTACHED. ADDENDA ☐ ARE ☐ ARE NOT ATTACHED.

28. X	CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN ___2___ COPIES TO ISSUING OFFICE. CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED HEREIN.	29. ☐	AWARD OF CONTRACT: REFERENCE OFFER DATED . YOUR OFFER ON SOLICITATION (BLOCK 5), INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH HEREIN, IS ACCEPTED AS TO ITEMS:

30a. SIGNATURE OF OFFEROR/CONTRACTOR /s/ Arthur S. Przybyl	31a. UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER) /s/ David K. Beck

30b. NAME AND TITLE OF SIGNER (TYPE OR PRINT)	30c. DATE SIGNED	31b. NAME OF CONTRACTING OFFICER	31c. DATE SIGNED

Arthur S. Przybyl, President and CEO	December 27, 2005	David K. Beck	12/30/05

32a. QUANTITY IN COLUMN 20 HAS BEEN			33. SHIP NUMBER	34. DO VOUCHER NUMBER	35. AMOUNT VERIFIED CORRECT FOR
| PARTIAL | | FINAL
☐ RECEIVED	☐ INSPECTED	☐ ACCEPTED, AND CONFORMS TO THE CONTRACT, EXCEPT AS NOTED	36. PAYMENT ☐ COMPLETE ☐ PARTIAL ☐ FINAL		37. CHECK NUMBER

32b. SIGNATURE OF AUTHORIZED GOVT. REPRESENTATIVE	32c. DATE	38. S/R ACCOUNT NUMBER	39. S/R VOUCHER NUMBER	40. PAID BY
42a. RECEIVED BY (Print)
41a. I CERTIFY THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT
41b. SIGNATURE AND TITLE OF CERTIFYING OFFICER	41c. DATE	42b. RECEIVED AT (Location)
		42c. DATE REC’D (YY/MM/DD)	42d. TOTAL CONTAINERS

	REFERENCE NO. OF DOCUMENT BEING CONTINUED	PAGE
CONTINUATION SHEET	HHSO100200500008C		2

NAME OF OFFEROR OR CONTRACTOR

Akorn Inc.

ITEM NO.	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT

	SECTION B—SUPPLIES/SERVICES

	(Items 0001 to 0003 are included in the initial award of the contract)

0001	Ca-DTPA 200 mg/ml, 5 ml single dose Ampoules per the SOW (including storage for up to 3 months) See requirement 1	390,000	Amp.	$48.60	$18,954,000.00

0002	Zn-DTPA 200 mg/ml, 5 ml single dose Ampoules per the SOW (including storage for up to 3 months) See Requirement 1	60,000	Amp.	$49.60	$2,976,000.00

0003	Potency and Stability Testing of finished Ca-DTPA and Zn-DTPA	1	job	Not	NSP
	See Requirement 2a and 2b			Separately
				Priced (NSP)

	(Items 0004 to 0008 are options that may be exercised by the	Up To
	Government during the period from award of the contract to five years after award. Item 0009 is an option that may be exercised up to 10 years after award. )

0004	Storage of Product (Fixed Unit Price per pallet per month)	26 X 12	pallet	$104.00	$32,448.00
	See Requirement 3		/month

0005	Shipping of Product (Fixed Unit Price per pallet)	26	Pallet	NSP	NSP
	See Requirement 3

0006	Disposition of Product (Fixed Unit Price per pallet)	26	Pallet	NSP	NSP
	See Requirement 5

0007	Option for Additional Purchases of Ca DTPA
	A. Price for units delivered 12-24 months after contract award	500,000	Amp.	$58.36	$29,180,000.00
	B. Price for units delivered 25-36 months after contract award	500,000	Amp.	$61.57	$30,785,000.00
	C. Price for units delivered 37-48 months after contract award	500,000	Amp.	$65.58	$32,790,000.00
	D. Price for units delivered 49-60 months after contract award	500,000	Amp.	$70.49	$35,245,000.00

0008	Option for Additional Purchases of Zn DTPA
	A. Price for units delivered 12-24 months after contract award	500,000	Amp.	$58.36	$29,180,000.00
	B. Price for units delivered 25-36 months after contract award	500,000	Amp.	$61.57	$30,785,000.00
	C. Price for units delivered 37-48 months after contract award	500,000	Amp.	$65.58	$32,790,000.00
	D. Price for units delivered 49-60 months after contract award	500,000	Amp.	$70.49	$35,245,000.00

0009	Additional Potency and Stability Testing of finished Ca-DTPA and Zn- DTPA at the following months:
	A. 72 months	1	Job	$100,000.00	$100,000.00
	B. 84 months	1	Job	$100,000.00	$100,000.00
	C. 96 months	1	Job	$100,000.00	$100,000.00
	D. 108 months	1	job	$100,000.00	$100,000.00
	E. 120 months	1	job	$100,000.00	$100,000.00

NSN 7540-01-152-8067	OPTIONAL FORM 336 (4-86)
Sponsored by GSA
FAR (48 CFR) 53.11

HHSO100200500008C	2

B.1. Brief description of supplies or services
To provide countermeasures to protect civilian populations at risk of internal exposure to particulate transuranic radioactive material from a radiological or nuclear event.
B.2 Option for Additional Purchases (Items 0007 and 0008)
The USG may exercise options to purchase up to 500,000 additional doses of Ca-DTPA (Pentetate Calcium Trisodium Injection Sterile Solution) 200 mg/ml, 5ml single-use ampoule and up to 500,000 additional doses of Zn-DTPA (Pentetate Zinc Trisodium Injection Sterile Solution) 200 mg/ml, 5ml single-dose Ampoules of the product during the first five years of the contract at the unit price specified in the contract.
Section C — Description/Specification/Work Statement
C.1 Background: The National Response Plan of the Department of Homeland Security designates the Department of Health and Human Services (HHS) as the lead agency for public health and medical response to manmade or natural disasters. In 2002, the Office of Public Health Emergency Preparedness (OPHEP) was established. This office is responsible for the implementation of a comprehensive HHS strategy to protect the public from, and be prepared to respond to acts of bioterrorism and other public health emergencies threatening the civilian population. The Office of Research and Development Coordination (ORDC) within OPHEP has the primary responsibility to contract for large-scale manufacturing and delivery of licensable products or approvable (through Food and Drug Administration defined regulatory pathways) to the Strategic National Stockpile (SNS) in preparation for response to a public health emergency.
C.2. Introduction: The USG has identified a requirement for medical countermeasures to protect civilian populations at risk of internal exposure to particulate transuranic radioactive material from radiological or nuclear event. Particulate radiation associated with transuranic elements is a distinctly different clinical problem from penetrating radiation as these particles can be internalized through inhalation, ingestion, or wound contamination. Radionuclides in these particles can then be absorbed, transported via the blood and later incorporated into physiologically compatible organs such as bone and liver in a time-dependent manner. This process constitutes a health hazard because the radionclides emit ionizing radiation to surrounding tissues, which may result in cell death, organ dysfunction, fibrosis, and malignancy. Ca-DTPA and Zn-DTPA are chelators used to treat internal contamination with radioactive isotopes of plutonium, americium, or curium. Chelators are compounds that react with metals to form stable ionic complexes, facilitating urinary clearance of the metal-chelator complex. Ca-DTPA and Zn-DTPA will be used to facilitate excretion of absorbed transuranic radionuclides in victims who are exposed through contamination resulting from, for example the detonation of a radiological dispersal device (RDD) or improvised nuclear device (IND), aerosol exposure to radioisotopes from a terrorist attack against stored radioactive material.
C.3. Current Vulnerabilities: Civilian populations are at risk of internal exposure to particulate transuranic radioactive material from a radiological or nuclear event.
Treatment using these chelators typically involves treatment with a single dose of Ca-DTPA followed by treatment on subsequent days using Zn-DTPA. Treatment is most effective when it begins within 24 hours after exposure. (FDA’s label states: “The chelating capacity of Ca-DTPA is greatest immediately and up to 24 hours after internal contamination...”). There are a variety of treatment regimens dictating how many doses of Zn-DTPA should be provided and on what schedule. Recommendations for treating children, pregnant women, nursing mothers, and the elderly also exist.

Statement of Work (SOW)
Acquisition of Ca-DTPA and Zn-DTPA
(Calcium and Zinc Diethylenetriaminepentaacetate)
to support a public health emergency response to a radiological or nuclear event
C.4. SCOPE OF WORK
1.) Summary of Requirements
Independently, and not as an agent of the USG, the Contractor shall furnish all the necessary services, qualified personnel, materials, supplies, equipment, facilities, transportation and travel not otherwise provided by the USG as required to:
a.	Manufacture under cGMP 390,000 doses of Ca-DTPA (Pentetate Calcium Trisodium Injection Sterile Solution) at 200 mg/ml, in 5ml single-dose ampoules for delivery to the Strategic National Stockpile (SNS).

b.	Manufacture under cGMP 60,000 doses of Zn-DTPA (Pentetate Zinc Trisodium Injection Sterile Solution) at 200 mg/ml, in 5ml single-dose ampoules for delivery to the SNS.

c.	Submit to FDA sufficient supporting data for extension of the expiry to 60 months at the earliest opportunity to New Drug Applications (NDAs) 21-749 and 21-751, in accordance with agreements reached with FDA. In addition, the Contractor agrees to continue to monitor stability through 60 months and to submit data in the annual report to both NDA 21-749 and NDA 21-751 providing for extension of the expiry on an annual basis. If options are exercised by the Government, extend these studies and reporting for up to 120 months.

d.	Conduct quality control/quality assurance monitoring and subsequent reporting necessary to insure appropriate storage conditions of the product while the product is in storage under the Contractors control. These conditions are intended to support a 60 month shelf-life of the product.

e.	Store product at a contractor facility until notification by the Project Officer and until possession is taken by the SNS. The Contractor may be required to store drug product at its own facility for up to 3 months as part of the price of CLINS 0001 and 0002. The SNS will contact the Contractor through the Project Officer when it becomes necessary to transfer the product to a USG storage facility and will provide instructions to the Contractor to facilitate this transfer.

f.	Execute product disposition directions provided by the Project Officer.
2.) Specific Technical Requirements
The Contractor shall perform the work required to manufacture and deliver the FDA approved Ca-DTPA and Zn-DTPA to the SNS in accordance with the requirements outlined below.
Requirement 1—Ca-DTPA and Zn-DTPA Production and cGMP Compliance
a.	The Contractor shall conduct cGMP manufacture of 390,000 doses of Ca-DTPA (Pentetate Calcium Trisodium Injection Sterile Solution) at 200 mg/ml, in 5ml single-use ampoules. These individual ampoules will be packed in boxes of 10 ampoules and these boxes will be packed in cases of 800 ampoules.

b.	The Contractor shall conduct cGMP manufacture of 60,000 doses of Zn-DTPA (Pentetate Zinc Trisodium Injection Sterile Solution) at 200 mg/ml, in 5 ml single-use ampoules. These individual ampoules will be packed in boxes of 10 ampoules and these boxes will be packed in cases of 800 ampoules.

c.	The Contractor shall provide information, data, and reports as required by the Project Officer in order to facilitate review of contract activities by the USG and their consultants. The Contractor will coordinate with the USG and their consultants to execute site visits to audit the Contractor for compliance to cGMP; Security; and other contractual; requirements as appropriate, and to perform site visit audits of the manufacturing facility prior to production of the SNS lots and throughout the life of the contract. These site visits are different from FDA inspections.

d.	The Contractor shall provide an operational plan detailing the practical aspects of labeling, carton and shipping packaging to the Project Officer with the technical proposal. The Contractor shall also provide a plan for labeling the product for the 120 month shelf life as approved by the FDA.

e.	The Contractor shall provide primary and secondary points of contact that will be available 24 hours per day, 7 days per week to respond as necessary to a public health emergency as directed by the Project Officer.

f.	The Contractor shall provide all previous FDA GMP inspection reports (FDA 483 form) and any follow-up correspondence between Hameln Pharmaceuticals, GmbH (Hameln, Germany) and FDA concerning those inspections with their technical proposal of the manufacturer’s production facility.

g.	The Contractor shall provide any information if requested by the FDA to enable FDA/CDER to schedule and to execute a cGMP inspection to review the manufacturing facility prior to and/or during production of the USG lots.
Requirement 2—Potency and Stability Testing of Finished Ca-DTPA and Zn-DTPA.
a.	Submit sufficient supporting data for extension of the expiry to 60 months at the earliest opportunity to NDAs 21-749 and 21-751, in accordance with agreements reached with FDA. In addition, the Contractor agrees to continue to monitor stability through 60 months and to submit data in the annual report to both NDA 21-749 and NDA 21-751 providing for extension of the expiry on an annual basis.

b.	The Contractor shall conduct stability studies per the protocol and commitments outlined in NDAs 21-749 and 21-751, including potency testing, on the Bulk Drug Substance lots and Final Drug Product (FDP) stored by the manufacturer or its representative. Stability test results will support product expiration dating and testing will be performed in accordance with current FDA Regulatory Guidelines or a stability protocol approved in the NDA.

c.	The Contractor shall continue to perform requirements 2a and 2b for expiration dating through 72, 84, 96, 108, and 120 months, as exercised by the government.

Requirement 3—Storage of Product and Shipment to the SNS.
a.	The Contractor shall assume responsibility for the cost of shipping the finished product once the Project Officer has directed the transfer of product to the SNS or other site(s) for long-term storage. The Contractor shall assume an estimated shipping distance of 1200 miles for all shipments of finished product. The USG will assume responsibility for the cost of finished product long-term storage and emergency distribution of the finished product. The product shall remain in storage at the manufacturer or its representative facility until delivery of the finished product to the SNS.

b.	The Contractor shall ensure that the delivery of the drug products follows cGMP procedures to maintain the integrity of the product en route. The manufacturer or its representative shall perform/execute all necessary pilot transfers validate the shipping method that will be used for delivery to the SNS, and write Standard Operating Procedures (SOPs) in accordance with such validation, prior to first shipment of product. The Contractor shall file the necessary documentation to the FDA/CDER to demonstrate compliance with the SOPs for the safe movement of the product and shall include any protocol deviations en route.

c.	The Contractor shall be responsible for the secure and segregated storage of held FDP prior to lot release and subsequent shipment to the USG. The Contractor may also be required to store FDP at its own facility for up to 3 months at no additional cost to the USG. The Contractor may propose a delivery schedule that may not exceed 1 delivery per month. Thirty days advance notice is required prior to shipment to the SNS or designated cities.
Requirement 4—Security of Contract Operations and Information Technology Security
The work performed for development, manufacturing, transport, storage and distribution will be performed under a detailed security plan that ensures against theft, tampering or destruction of the specific pertinent documents, information and data. The Contractor shall develop a written Draft Security Plan, for the protection of physical facilities, using, for example, fencing, controlled access, surveillance equipment, 2-person integrity rule, tamper evident packaging, and armed guards. The Contractor shall submit the Draft Security Plan to the Contracting Officer and Project Officer with the Technical Proposal. The Draft Security Plan shall describe the procedures to be utilized to manage and monitor the general internal operations of the firm and a description of Offeror’s facility(ies) in which the work will be performed and related activity conducted, including work by any subcontractors and consultants. The Draft Security Plan shall also include the Contractor’s procedures for screening and background investigations of all employees, subcontractors and consultants who have access to the development, manufacturing, transport, storage, and distribution of the product. Such background inquiries and screening should include, but not be limited to, education, previous employment, fingerprints and complete criminal history (FBI, state, and local), credit reports, civil actions, DMV, social security account number verification, drug testing, and references. Screening data should include the employee’s full name, any aliases, date of birth, and Social Security numbers and other identifying numbers as appropriate, e.g., Passport number. USG can audit and review at its discretion the Contractor’s personnel records in order to confirm compliance with personnel screening and background investigation requirements. Such access will also include interviews with relevant Contractor human resources supervisory and hiring personnel.

The Draft Security Plan shall ensure confidentiality and integrity of and timely access by authorized individuals to data, information and information technology systems, consistent with OMB Circular A-130, Appendix III, “HHS Information Security Program Policy, July 19, 2005.” This plan should also address the Contractor’s security-related due diligence on public information, marketing, advertising, including use of web site[s] impacting product and supply chain security. This plan shall include the security measures to be used to protect the medical countermeasure to be stored at the Contractor’s facility (e.g., refrigeration/freezer alarm systems, backup electrical power generator systems, etc.), and the contingency plan to accommodate any manufacturing and storage problems caused by natural or man-made disasters, power loss, refrigerant loss, equipment failures, etc.

The Project Officer and the Information Protection and Systems Security (IPASS) Coordinator will review the plan and submit comments to the Contractor within 30 days after receipt. The Contractor shall revise the Security Plan, if required, and submit a Final Security Plan to the Government within 30 days after receipt of the Government’s comments. Performance of work under this contract shall be in accordance with this written Final Security Plan.
Requirement 5 — Disposition of Product Inventory.
Upon expiration or termination (including partial termination) of this contract, the USG may effect final disposition of any USG-purchased drug product in storage at the manufacturer or its representative facility or in the SNS, for example the USG may elect to direct the manufacturer or its representative to destroy all USG-purchased drug product in the Contractors possession. Methods of disposition may vary from the one listed above. Due to the uncertainty involved, prices for product disposition, whether identified above in this requirement or otherwise proposed, will be negotiated as needed and incorporated into the contract via modification.
C.5. Additional Requirements
1. Future purchases. The USG may exercise options to purchase up to 500,000 additional doses of Ca-DTPA (Pentetate Calcium Trisodium Injection Sterile Solution) at 200 mg/ml, in 5ml single-use ampoule and up to 500,000 doses of Zn-DTPA (Pentetate Zinc Trisodium Injection Sterile Solution) at 200 mg/ml, in 5ml single-dose ampoules of the product during the first five years of the contract at the unit price specified in the contract.
2. The USG may request the Contractor to store the drug product for a period of 1 year at a site that meets the USG’s security requirements.
3. Payment: Payment will only be made upon inspection and acceptance by the USG of a FDA approved Ca-DTPA and Zn-DTPA drug to treat internal contamination from radioactive elements from radiological and nuclear events. The Contractor may propose a delivery schedule that may not exceed 1 delivery per month. Thirty days advance notice is required prior to shipment to the SNS or designated cities. Inspection will occur within 30 days of Contractor’s notification.
4. The offerors shall submit to FDA, with a copy to the project officer, an adequate plan to collect post-marketing data. (See Phase 4 commitments in NDA approval letters.) .

C.6. Reporting Requirements
The Contractor shall submit to the Contracting Officer and to the Project Officer technical progress reports covering the work accomplished during each reporting period. These reports are subject to the technical inspection and requests for clarification by the Project Officer. These shall be brief and factual and prepared in accordance with the following guidance.
On the fifteenth day of each month for the previous calendar month, the Contractor shall submit a Monthly Technical Progress Report to the Project Officer and the Contracting Officer. A monthly report will not be required for the period when the final report is due. The Contractor shall submit one copy of the Monthly Progress Report electronically via e-mail. Any attachments to the e-mail report shall be submitted in Microsoft Word, Excel, Project or compatible versions. Such reports shall include the following specific information, the contract number and title, the period of performance being reported, the Contractor’s name and address, the author(s), and the date of submission. The report shall detail, document, and summarize the results of work done during the period covered, including problems encountered and corrective actions taken. An explanation of any difference between planned progress and actual progress, why the differences have occurred, and if behind planned progress, what corrective steps are planned. The project plan and schedule, with accompanying Gantt chart, will be updated in each Monthly Report.
The Monthly Technical Progress Report shall detail, document, and summarize the results of work done during the period covered to include as appropriate but not be limited to:
•	Title page containing Technical Progress Report, the contract number and title, the period of performance or milestones being reported, the contractor’s name, address, and other contract information, the author(s), and date of submission.

•	Introduction/Background — An introduction covering the purpose and scope of the contract effort.

•	Progress — The report shall detail, document, and summarize the results of work performed, test results, and milestones achieved during the period covered. Also to be included is a summary of work planned for the next reporting period.

•	Issues — Issues resolved, new issues and outstanding issues are enumerated with options and recommendations for resolution. An explanation of any difference between planned progress and actual progress, why the differences have occurred, and, if project activity is delinquent, then what corrective steps are planned and revised timelines.

•	Security assessment, problems and recommendations.

•	FDA inspections and consultations results (oral or written).

•	Inventory report of total number of drug product in storage.

•	Invoices — Summary of any invoices submitted during the reporting period.

•	Action Items — Summary table of activities or tasks to be accomplished by a certain date and by whom.

•	Distribution List — A list of persons receiving the Technical Progress report.

•	Attachments — Results on the project are provided as attachments.
The Executive Summary, which shall accompany each Technical Progress Report, will be formatted in Microsoft Power Point presentations and include the following:
•	Project Progress presented as milestone events, test results, tasks, and other activities achieved during the reporting period as talking point bullets

•	Project Issues presented headings and each item as a talking point bullet.
The Project Officer will review and notify the Contractor of needed changes or problems, within 30 days of receipt by the Project Officer.

Final Reports — By the expiration date of the contract, the Contractor shall submit a comprehensive Final Report that shall detail, document, and summarize the results of the entire contract work. The report shall explain comprehensively the results achieved. A draft Final Report will be submitted to the Project Officer for review and revision, then the original, four copies, and an electronic file containing the Final Report with revisions shall be submitted to the Project officer for distribution to the Contracting Officer and the Program Staff.
C. 7. Meetings and Conferences
The Contractor shall participate in a monthly conference call and other calls to be arranged by the Project Officer as deemed necessary to coordinate and oversee the contracting effort. Such conference calls may include, but are not limited to, technical, regulatory, and ethical aspects of the program.
Section D and E — Reserved
Section F — Deliveries or Performance
F. 1. Deliverables
The following are considered deliverables under this contract.
1.	The Contractor shall manufacture under cGMP 390,000 doses of Ca-DTPA (Pentetate Calcium Trisodium Injection Sterile Solution) at 200 mg/ml, in 5ml single-dose ampoules for delivery to the SNS. The USG requires all FDP to be delivered within 1 year of contract execution date. Drug product accepted by the USG for the Strategic National Stockpile (SNS) shall have 120 months of labeled expiry dating (November 2014 or later). (See Requirement 1)

2.	The Contractor shall manufacture under cGMP 60,000 doses of Zn-DTPA (Pentetate Zinc Trisodium Injection Sterile Solution) at 200 mg/ml, in 5ml single-dose ampoules for delivery to the SNS. The USG requires all FDP to be delivered within 1 year of contract execution date. Drug product accepted by the USG for the SNS shall have 120 months of labeled expiry dating (November 2014 or later). (See Requirement 1)

3.	Under Item 0003 the Contractor shall submit sufficient supporting data for extension of the expiry to 60 months at the earliest opportunity to NDA 21-749 and NDA 21-751, in accordance with agreements reached with FDA. In addition, the Contractor agrees to continue to monitor stability through 60 months and to submit data in the annual report to both NDA 21-749 and NDA 21-751 providing for extension of the expiry on an annual basis. If options are exercised by the Government, the Contractor shall extend these studies and reporting for up to 120 months. (See Requirement 2)

4.	Under Item 0004 the Contractor shall conduct quality control/quality assurance monitoring and subsequent reporting necessary to insure appropriate storage conditions of the product while the product is in storage under the Contractors control. These conditions are intended to support a 60 month shelf-life of the product or 120 months, if options are exercised by the Government.

F.2 Inventory Reports
The Contractor shall provide the Project Officer with monthly inventory summaries of all Ca-DTPA and Zn-DTPA in storage. Inventories reported shall be current as of the last working day of the month, and shall be submitted within 15 days following the end of the month, unless otherwise directed. The report shall provide the following information for each vaccine lot:
Lot Number
Expiration Date
Number of Doses
SECTION G — CONTRACT ADMINISTRATION DATA
G.1. Accounting and Appropriation Data
Funds are not currently available. This contract includes the Availability of Funds clause, FAR 52.232-18 (Apr 1984).
SECTION H — SPECIAL CONTRACT REQUIREMENTS
H.1. Risk of Loss
Under paragraph (j) of FAR clause 52.212-4, risk of loss of or damage to vaccine under Items 0001 and 0002, and, if exercised, optional Items 0007 and 0008 shall pass to the Government upon acceptance by the Government, except to the extent provided in FAR 52.212-4(a) regarding nonconforming items. The Contractor remains responsible for ensuring that during the Contractor’s storage and shipping of accepted items that they remain in compliance with FDA cGMP guidelines. In the event that the Contractor or its subcontractor fails to comply with FDA cGMP guidelines for storage and shipping of accepted items, the Contractor shall replace those units of DTPA not stored or shipped in compliance with FDA guidelines.
H.2. Replacement of Product
If data as provided by stability testing from Hameln Pharma at anytime does not support a ten-year shelf life for any batch of DTPA, Akorn shall replace the affected batch at no additional cost to the U.S. Government. The replacement shall include shipping to any U.S. Government-designated storage locations within the continental U.S. The replacement shall have been manufactured within 12 months of the decision to replace the earlier delivered batch. The requirement for stability testing shall apply to the replacement. However, if stability testing data for the replacement does not support a ten-year shelf life, the Contractor is not required to replace that batch due to the stability testing data failing to support a ten-year shelf life.
H.3. Discount
The Contractor’s invoices shall include a discount of two (2) percent for payment within 30 days of invoicing. (See description of dates for applying discount in FAR clause 52.212-4(i)(4).)

SECTION I — CONTRACT CLAUSES
I.1. Commercial Item Clauses-Incorporated by Reference
This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.arnet.gov/far/.
FEDERAL ACQUISITION REGULATION (FAR) (48 CHAPTER 1) CLAUSES
52.212-1, Instructions to Offerors-Commercial Items (Jan 2005)
52.212-4, Contract Terms and Conditions-Commercial Items (Oct 2003)
52.247-30, FOB Origin, Contractor’s Facility (Apr 1984)
I.2. 52.212-4 Addendum
A. PACKAGING
Packaging shall be consistent with the FDA approved labeling and packaging for this product.
B. CONTRACTING OFFICER (Jul 1999)
(1) The Contracting Officer is the only individual who can legally commit the Government to the expenditure of public funds. No person other than the Contracting Officer can make any changes to the terms, conditions, general provisions or other stipulations of this contract.
(2) No information, other than that which may be contained in an authorized modification to this contract, duly issued by the Contracting Officer, which may be received from any person employed by the United States Government, or otherwise, shall be considered grounds for deviation from any stipulation of this contract.
C. PROJECT OFFICER
The following Project Officer(s) will represent the Government for the purpose of this contract:
William Hummer, M.S.
The Project Officer is responsible for: (1) monitoring the Contractor’s technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the statement of work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.
The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.
The Government may unilaterally change its Project Officer designation.
D. NOTICE PRIOR TO PUBLICATION
The Contractor shall not release any reports, manuscripts, press releases, or abstracts about the work being performed under this contract without written notice in advance to the Government.
E. PRESS RELEASES
1.	Pursuant to Public Law(s) cited in paragraph (2), below, the contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: the percentage of the total costs of the program or project which will be financed with Federal money; the dollar amount of Federal funds for the project or program; and the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

2.	Public Law and Section No.	Fiscal Year	Period Covered

	P.L. 108-447, Title V — General Provisions, Section 506	2005	10/1/04 — 9/30/05
F. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE
Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General’s Office in writing or on the Inspector General’s Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:
Office of Inspector General
Department of Health and Human Services
TIPS HOTLINE
P.O. Box 23489
Washington, D.C. 20026
I.3. 52.212-3 Offeror Representations and Certifications-Commercial Items (March 2005).
I.4. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES

HHSAR
Clause No.	Date	Title

352.202-1	Jan 2001	Definitions

352.232-9	Apr 1984	Withholding of Contract Payments

352.270-4	Jan 2001	Pricing of Adjustments

352.270-6	Jul 1991	Publication and Publicity

352.270-7	Jan 2001	Paperwork Reduction Act
I.5. 52.212-5 Contract Terms and Conditions Required to Implement Statutes or Executive Orders-Commercial Items (Jul 2005)
Contract Terms and Conditions Required to Implement Statutes or Executive Orders—Commercial Items
(July 2005)
(a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial items:
(1) 52.233-3, Protest After Award (Aug 1996) (31 U.S.C. 3553).
(2) 52.233-4, Applicable Law for Breach of Contract Claim (Oct 2004) (Pub. L. 108-77, 108-78)
(b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:
[Contracting Officer check as appropriate.]
☑	(1) 52.203-6, Restrictions on Subcontractor Sales to the Government (Jul 1995), with Alternate I (Oct 1995) (41 U.S.C. 253g and 10 U.S.C. 2402).

☐	(2) 52.219-3, Notice of Total HUB Zone Set-Aside (Jan 1999) (15 U.S.C. 657a).

☐	(3) 52.219-4, Notice of Price Evaluation Preference for HUB Zone Small Business Concerns (July 2005) (if the offeror elects to waive the preference, it shall so indicate in its offer) (15 U.S.C. 657a).

☐	(4) (i) 52.219-5, Very Small Business Set-Aside (June 2003) (Pub). L. 103-403, section 304, Small Business Reauthorization and Amendments Act of 1994).

☐ (ii) Alternate I (Mar 1999) of 52.219-5.

☐ (iii) Alternate II (June 2003) of 52.219-5.

☐	(5) (i) 52.219-6, Notice of Total Small Business Set-Aside (June 2003) (15 U.S.C. 644).

☐ (ii) Alternate I (Oct 1995) of 52.219-6.

☐ (iii) Alternate II (Mar 2004) of 52.219-6.

☐	(6) (i) 52.219-7, Notice of Partial Small Business Set-Aside (June 2003) (15 U.S.C. 644).

☐ (ii) Alternate I (Oct 1995) of 52.219-7.

☐ (iii) Alternate II (Mar 2004) of 52.219-7.

☑	(7) 52.219-8, Utilization of Small Business Concerns (May 2004) (15 U.S.C. 637(d) (2) and (3).

☐	(8) (i) 52.219-9, Small Business Subcontracting Plan (July 2005) (15 U.S.C. 637(d) (4).

☐ (ii) Alternate I (Oct 2001) of 52.219-9.

☐ (iii) Alternate II (Oct 2001) of 52.219-9.

☐	(9) 52.219-14, Limitations on Subcontracting (Dec 1996) (15 U.S.C. 637(a) (14).

☐	(10) (i) 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (July 2005) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323) (if the offeror elects to waive the adjustment, it shall so indicate in its offer).

☐ (ii) Alternate I (June 2003) of 52.219-23.

☐	(11) 52.219-25, Small Disadvantaged Business Participation Program—Disadvantaged Status and Reporting (Oct 1999) (Pub). L. 103-355, section 7102, and 10 U.S.C. 2323).

☐	(12) 52.219-26, Small Disadvantaged Business Participation Program—Incentive Subcontracting (Oct 2000) (Pub). L. 103-355, section 7102, and 10 U.S.C. 2323).

☐	(13) 52.219-27, Notice of Total Service-Disabled Veteran-Owned Small Business Set-Aside (May 2004).

☑	(14) 52.222-3, Convict Labor (June 2003) (E.O. 11755).

☑	(15) 52.222-19, Child Labor—Cooperation with Authorities and Remedies (June 2004) (E.O. 13126).

☑	(16) 52.222-21, Prohibition of Segregated Facilities (Feb 1999).

☑	(17) 52.222-26, Equal Opportunity (Apr 2002) (E.O. 11246).

☑	(18) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Dec 2001) (38 U.S.C. 4212).

☑	(19) 52.222-36, Affirmative Action for Workers with Disabilities (Jun 1998) (29 U.S.C. 793).

☑	(20) 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Dec 2001) (38 U.S.C. 4212).

☐	(21) 52.222-39, Notification of Employee Rights Concerning Payment of Union Dues or Fees (Dec 2004) (E.O. 13201).

☐	(22) (i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA-Designated Products (Aug 2000) (42 U.S.C. 6962(c) (3) (A) (ii)).

☐ (ii) Alternate I (Aug 2000) of 52.223-9 (42 U.S.C. 6962(i) (2) (C)).

☐	(23) 52.225-1, Buy American Act—Supplies (June 2003) (41 U.S.C. 10a-10d).

☐	(24) (i) 52.225-3, Buy American Act—Free Trade Agreements—Israeli Trade Act (Jan 2005) (41 U.S.C. 10a-10d, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, Pub. L. 108-77, 108-78, 108-286).

☐ (ii) Alternate I (Jan 2004) of 52.225-3.

☐ (iii) Alternate II (Jan 2004) of 52.225-3.

☐	(25) 52.225-5, Trade Agreements (Jan 2005) (19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note).

☐	(26) 52.225-13, Restrictions on Certain Foreign Purchases (Mar 2005) (E.o.s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).

☐	(27) 52.225-15, Sanctioned European Union Country End Products (Feb 2000) (E.O. 12849).

☐	(28) 52.225-16, Sanctioned European Union Country Services (Feb 2000) (E.O. 12849).

☐	(29) 52.232-29, Terms for Financing of Purchases of Commercial Items (Feb 2002) (41 U.S.C. 255(f), 10 U.S.C. 2307(f)).

☐	(30) 52.232-30, Installment Payments for Commercial Items (Oct 1995) (41 U.S.C. 255(f), 10 U.S.C. 2307(f)).

☑	(31) 52.232-33, Payment by Electronic Funds Transfer—Central Contractor Registration (Oct 2003) (31 U.S.C. 3332).

☐	(32) 52.232-34, Payment by Electronic Funds Transfer—Other than Central Contractor Registration (May 1999) (31 U.S.C. 3332).

☐	(33) 52.232-36, Payment by Third Party (May 1999) (31 U.S.C. 3332).

☐	(34) 52.239-1, Privacy or Security Safeguards (Aug 1996) (5 U.S.C. 552a).

☐	(35) (i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Apr 2003) (46 U.S.C. App. 1241 and 10 U.S.C. 2631).

☐ (ii) Alternate I (Apr 2003) of 52.247-64.
(c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:
[Contracting Officer check as appropriate.]
☐ (1) 52.222-41, Service Contract Act of 1965, as Amended (July 2005) (41 U.S.C. 351, et seq.).

☐ (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (May 1989) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

☐ (3) 52.222-43, Fair Labor Standards Act and Service Contract Act—Price Adjustment (Multiple Year and Option Contracts) (May 1989) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

☐ (4) 52.222-44, Fair Labor Standards Act and Service Contract Act—Price Adjustment (Feb 2002) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

☐ (5) 52.222-47, SCA Minimum Wages and Fringe Benefits Applicable to Successor Contract Pursuant to Predecessor Contractor Collective Bargaining Agreements (CBA) (May 1989) (41 U.S.C. 351, et seq.).
(d) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records—Negotiation.
(1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.
(2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.
(3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.
(e)(1) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in paragraphs (i) through (vii) of this paragraph in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause—
(i) 52.219-8, Utilization of Small Business Concerns (May 2004) (15 U.S.C. 637(d) (2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $500,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.
(ii) 52.222-26, Equal Opportunity (Apr 2002) (E.O. 11246).
(iii) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Dec 2001) (38 U.S.C. 4212).
(iv) 52.222-36, Affirmative Action for Workers with Disabilities (June 1998) (29 U.S.C. 793).
(v) 52.222-39, Notification of Employee Rights Concerning Payment of Union Dues or Fees (Dec 2004) (E.O. 13201).
(vi) 52.222-41, Service Contract Act of 1965, as Amended (July 2005), flow down required for all subcontracts subject to the Service Contract Act of 1965 (41 U.S.C. 351, et seq.).
(vii) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Apr 2003) (46 U.S.C. App. 1241 and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64.
(2) While not required, the contractor may include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.
Attachment:
Invoice Instructions for Fixed Price Contracts

Attachment
INVOICE INSTRUCTIONS FOR FIXED-PRICE CONTRACTS.
General The contractor shall submit vouchers or invoices as prescribed herein.
Format Standard Form 1034, Public Voucher for Purchases and Services Other Than Personal, and Standard Form 1035, Public Voucher for Purchases and Services Other than Personal—Continuation Sheet, or the payee’s letterhead or self-designed form should be used to submit claims for reimbursement.
Number of Copies As indicated in the contract.
Frequency Invoices submitted in accordance with the Payment Clause shall be submitted upon delivery of goods or services unless otherwise authorized by the contracting officer.
Preparation and Itemization of the Invoice The invoice shall be prepared as follows:
(a) Designated Billing Office and address:
HHS/OPHEP/ORDC
200 Independence Ave, Room 636G
Washington DC 20201
ATTN: Contract Specialist
(b) Invoice Number
(c) Date of Invoice
(d) Contract number and date
(e) Payee’s name and address. Show the contractor’s name (as it appears in the contract), correct address, and the title and phone number of the responsible official to whom payment is to be sent. When an approved assignment has been made by the contractor, or a different payee has been designated, then insert the name and address of the payee instead of the contractor.
(f) Description of goods or services, quantity, unit price, (where appropriate), and total amount.
(g) Charges for freight or express shipments other than F.O.B. destination. (If shipped by freight or express and charges are more than $25, attach prepaid bill.)
(h) Equipment If there is a contract clause authorizing the purchase of any item of equipment, the final invoice must contain a statement indicating that no item of equipment was purchased or include a completed form HHS-565, Report of Capitalized Nonexpendable Equipment.
Currency Where payments are made in a currency other than United States dollars, billings on the contract shall be expressed, and payment by the United States Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.